UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC  20549

FORM 8-K/A
(Amendment No. 1)

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  June 4, 2021

Modine Manufacturing Company
(Exact name of registrant as specified in its charter)

Wisconsin	001-01373	39-0482000
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

1500 DeKoven Avenue, Racine, Wisconsin	53403
(Address of principal executive offices)	(Zip Code)

Registrant's telephone number, including area code:	(262) 636-1200

(Former name or former address, if changed since last report.)	N/A

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.625 par value	MOD	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230 .40 5 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Information to be Included in the Report

This Amendment No. 1 to the Form 8-K filed by Modine Manufacturing Company on June 10, 2021 is being filed for the sole purpose of correcting Neil D. Brinker’s title from the incorrect “President and Chief Financial Officer” to the correct “President and Chief Executive Officer.”

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

In accordance with the terms of the offer letter by and between Modine Manufacturing Company (the “Company”) and Neil D. Brinker, dated as of November 10, 2020 (the “Offer Letter”), setting forth the terms of Mr. Brinker’s appointment as the Company’s President and Chief Executive Officer, the Company and Mr. Brinker have entered into a Change in Control Agreement, effective as of June 4, 2021 (the “Change in Control Agreement”).

Under the Change in Control Agreement, Mr. Brinker will be entitled to certain severance benefits if (1) a Change in Control (as defined therein) occurs while he is employed with the Company; (2) at any time during the 24 months after the occurrence of the Change in Control, Mr. Brinker’s employment is terminated by the Company or its successor, or he terminates his employment for Good Reason (as defined therein); and (3) Mr. Brinker executes a release of claims against Modine.  Under the foregoing conditions, Mr. Brinker would be entitled to receive (1) an amount equal to two and one-half times his base salary in effect on the date of such termination; (2) an amount equal to two and one-half times his target annual incentive bonus for the fiscal year in which the termination occurs; and (3) if he chooses COBRA coverage with Modine, payment by the Company of his full COBRA premium for 18 months following such termination.

The foregoing benefits are also conditioned upon Mr. Brinker’s compliance with certain provisions of the Offer Letter regarding confidentiality, noncompetition and non-solicitation, and are subject to forfeiture upon any breach by Mr. Brinker of such provisions.

The foregoing description of the material terms of the Change in Control Agreement does not purport to be complete, and is qualified in all respects by the full text of the Change in Control Agreement, a copy of which is attached hereto as Exhibit 10.1 and incorporated herein by reference.

Item 9.01	Financial Statements and Exhibits

(d)	Exhibits

The following exhibit is being furnished herewith:

10.1	Change in Control Agreement dated as of June 4, 2021, by and between Modine Manufacturing Company and Neil D. Brinker

Signatures

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Modine Manufacturing Company

By: /s/ Sylvia A. Stein
Sylvia A. Stein Vice President, General Counsel, Corporate Secretary and Chief Compliance Officer

Date:  June 14, 2021